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                                 Sales Agreement

                                     Between

                             Penn Series Funds, Inc.

                                       and

                     The Penn Insurance and Annuity Company

                                       for

                         PIA Variable Annuity Account I








                                   May 1, 2002


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         Agreement made as of the 1st day of May, 2002, between Penn Series
Funds, Inc., a Maryland Corporation ("Penn Series") and The Penn Insurance and Annuity Company, a Pennsylvania corporation ("PIA").

         WHEREAS, Penn Series is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940;

         WHEREAS, PIA is engaged in the business of issuing life insurance policies and annuity contracts and as part of that business has established a separate account known as PIA Variable Annuity Account I (the "Separate Account") for the purposes of segregating assets for certain variable annuity contracts;

         WHEREAS, Penn Series desires to sell to PIA for the Separate Account separate classes of shares of common stock that participate in separate investment funds and PIA desires to purchase such shares for the Separate Account.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         1. Subject to and in accordance with the applicable law, Penn Series will sell to PIA for the Separate Account shares of the following classes of Common Stock ("Shares"), at such times and in such amounts as PIA shall specify:

                  Penn Series Growth Equity Fund Common Stock
                  Penn Series Large Cap Value Fund Common Stock
                  Penn Series Small Cap Value Fund
                  Penn Series Emerging Growth Fund
                  Penn Series Flexibly Managed Fund Common Stock
                  Penn Series International Equity Fund Common Stock Penn Series Quality Bond Fund Common Stock
                  Penn Series High Yield Bond Fund Common Stock
                  Penn Series Money Market Fund Common Stock
                  Penn Series Limited Maturity Bond Fund Common Stock Penn Series Core Equity Common Stock
                  Penn Series Index 500 Fund Common Stock
                  Penn Series Mid Cap Growth Fund Common Stock
                  Penn Series Mid Cap Value Fund Common Stock
                  Penn Series Large Cap Growth Fund Common Stock
                  Penn Series REIT Fund Common Stock
                  Penn Series Strategic Value Fund Common Stock

         2. The price per Share shall be equal to the net asset value of the Share as determined from time to time in accordance with the Investment Company Act of 1940 and as described in the prospectus of Penn Series in effect under the Securities Act of 1933 at the time of the sale of such Share.

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         3. No commission or other fee shall be charged or paid to any person or entity in connection with the sale of Shares to PIA for the Separate Account.

         4. PIA will pay cash for the Shares.

         5. PIA shall not purchase Shares with the view to distribution of such Shares.

         6. Penn Series will provide PIA with copies of the then current prospectus and statement of additional information of Penn series and copies of all other periodic reports, proxy materials and all other stockholder communications of a general nature as may be necessary for the sale and maintenance of variable annuity contracts issued by PIA and funded in whole or in part through the Separate Account.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.



                                          PENN SERIES FUNDS, INC.



Attest:________________________           By _____________________________
       Assistant Secretary                   Peter M. Sherman
                                             President



                                          THE PENN INSURANCE AND ANNUITY COMPANY



Attest:________________________           By _____________________________
       Secretary                             Richard F.  Plush
                                             Vice President